CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated March 14, 2005, relating to the financial statements of Intrac, Inc., which appears in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
July 25, 2005